Exhibit 10.14

EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the effective date of May 14, 2002, by and between SMTEK INTERNATIONAL, INC., a Delaware corporation (the "Company"), and Kirk A.
Waldron("Employee").

     WHEREAS, the Company desires to continue the employment of Employee in the position of Senior Vice President, Chief Financial Officer and Treasurer, and

     WHEREAS, Employee agrees to be employed by the Company in such position pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


1. EMPLOYMENT POSITION. The Company hereby continues to engage and employ Employee in the capacity of Senior Vice President, Chief Financial Officer and Treasurer. Employee shall report directly to the person holding the position of Chief Executive Officer and/or President. Employee shall perform his or her duties and functions commensurate with such position, subject only to such reasonable limitations of authority set forth from time to time by his or her direct report and applicable law.


2.  COMPENSATION AND BENEFITS

2.1 BASE SALARY. Employee's current base salary is One Hundred & Sixty Thousand Dollars ($160,000) per year. This base salary will be reviewed at least annually for merit and cost of living increases, at the end of each fiscal year, by the Compensation Committee of the Board (the "Compensation Committee"), but shall not be adjusted down without Employee's prior written consent.

     2.2 BONUS. Employee shall be eligible to receive annual bonus compensation based of up to Seventy Five Thousand Dollars ($75,000), based in part, or in whole, upon reasonable increases in the Company's revenues and profits and upon such other reasonable criteria and the achievement of such reasonable objectives as the Company's Board may from time to time establish. Such bonus compensation may be payable at such times during the year and in such amounts as the same may be determined by the President/CEO and approved by the Compensation Committee or the Board of Directors.

     2.3 OTHER BENEFITS. Employee shall be entitled to the following benefits above and beyond the usual and customary employee benefits with the
Company: a car allowance of $600 per month; a cell phone with monthly charges reasonably limited by the Employee's direct report; and a corporate credit card with charges reasonably limited by the Employee's direct report, and life insurance coverage for up to $1,000,000. The Company shall also pay for reasonable dues, fees and costs the Employee incurs to maintain membership in appropriate professional organizations.
2.4 EXPENSE REIMBURSEMENT. Employee shall be reimbursed for reasonable out-of-pocket expenses in accordance with the Company's established policies applicable to all officers, including but not limited to full indemnity rights under the By-laws and the Company's Directors and Officers Liability policies.


3.  TERMINATION

     3.1 AT WILL. Employee and the Company acknowledge and agree that Employee's employment with the Company is expressly "at will" both during and after the term of this Agreement. This means that either party may terminate Employee's employment with or without cause upon thirty (30) days' advance written notice. Any termination of Employee's employment is, however, subject to the terms and provisions of this Agreement as to severance pay and other obligations.

3.2 VOLUNTARY RESIGNATION.

(a) NO SEVERANCE FOR VOLUNTARY RESIGNATION.  In the event that
Employee's employment with the Company terminates as a result of his voluntary resignation, Employee shall be entitled to no severance pay.

(b) RELOCATION OF HEADQUARTERS/DIRECTED RESIGNATION NOT VOLUNTARY RESIGNATION. For purposes of this Agreement, the term "voluntary resignation" shall not include any situation where: (a) the Employee terminates his employment as a result of the Company effectively (i) relocating the Corporate headquarters more than 20 miles from Moorpark, CA, or (ii) requiring the Employee to physically report for his employment duties more than 20 miles from Moorpark, California; or (b) the Employee resigns pursuant to a direct request of the Employee's direct report, the Chief Executive Officer or the Board of Directors. A termination or resignation under such circumstances shall be treated as an involuntary termination without cause, and Employee's entitlement to severance pay and additional benefits in accordance with the provisions of Sections 3.3(a), 3.3(b) and 3.3(c) below shall apply unless, and only if, such request was based on Cause (as defined in Section 3.3(d) below).

     3.3  INVOLUNTARY TERMINATION.

     (a) INVOLUNTARY TERMINATION. The Company shall be deemed to have terminated the employment of the Employee involuntarily and without cause if
(1) the Employee's full-time employment is terminated; or (2) the Company changes materially the Employee's functions, duties or responsibilities or reporting relationships or otherwise demotes the Employee ("demotion" or "demote"). The parties agree however that if global parts/materials duties are taken from the Employee, that alone will not trigger this subsection 2's applicability.

     (b) SEVERANCE PAY. In the event the Employee's employment is involuntarily terminated without cause as stated in 3.2(b) or 3.3(a) above, Employee shall be entitled to severance pay equal to one (1) year of salary continuance at his highest monthly base salary with the Company, payable in a lump sum no later than thirty (30) days after the termination date.

     (c) ADDITIONAL BENEFITS. In the event of termination because of any of the events described in section 3.2(b), the Employee's benefits as outlined in section 2.3 shall continue for a period of one (1) year following the occurrence of either of those events. In the event of termination of the Employee's employment pursuant to either section 3.2(a) or 3.3(a), the Employee's benefits as outlined in section 2.3 shall continue thirty (30) days from the date of termination of employment with the Company. Otherwise, the Employee's benefits terminate upon the date of the Employee's termination from the Company.

     (d) CAUSE. For purposes of this Agreement, "Cause" shall mean (i) the willful and deliberate refusal of Employee to comply with a lawful, written instruction of the Employee's direct report, which refusal is not remedied by Employee within a reasonable period of time after his receipt of written notice from the Company identifying the refusal; (ii) an act or acts of personal dishonesty by Employee that were intended to result in substantial personal enrichment of Employee at the expense of the Company; (iii) Employee's conviction of any felony involving an act of moral turpitude; or
(iv) Employee's material breach of any representation or covenant contained in Section 5, 6 or 7 of this Agreement.

     3.4 DEATH. In the event of Employee's death, this Agreement shall automatically terminate and shall be of no further force and effect. Termination of Employee's employment as a result of his death shall not result in any obligation by the Company to pay severance pay (unless the obligation to pay severance exists as of the date of Employee's death) or other benefits to Employee's estate or heirs.

     3.5 DISABILITY. In the event of Employee's Disability (as defined below) during the term of this Agreement for any period of at least six (6) consecutive months, the Company shall have the right, which may be exercised in its sole discretion, to terminate this Agreement. In the event the Company does elect to terminate this Agreement, Employee shall not be entitled to any severance pay at any time but shall be entitled to normal disability benefits in accordance with the policies established from time to time by the Company. For purposes of this Agreement, "Disability" shall mean the inability of Employee to perform his employment services hereunder by reason of physical or mental illness or incapacity as determined by a physician chosen by the Company and reasonably satisfactory to Employee or his legal representative.


4.  TERM

     The term of this Agreement shall commence on the date identified in the first paragraph of this Agreement, and shall be in effect for two years to the date of commencement, unless terminated earlier or extended in accordance with the terms and conditions specified herein. In the event, however, this Agreement is not renewed or superseded by written mutual consent by the end of its term, this Agreement shall automatically be extended month-for-month until such time as it is renewed, superseded by written mutual consent or terminated on thirty days notice. Such automatic extension specifically includes, but is not limited to, the full applicability of sections 3.2 and
3.3 on behalf of the Employee.

5.   NONDISCLOSURE OF INFORMATION AND NON-SOLICITATION OF EMPLOYEES

     5.1 NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Except in the performance of his duties hereunder, Employee shall not disclose to any person or entity or use for his own direct or indirect benefit any Confidential Information (as defined below) pertaining to the Company obtained by Employee in the course of his employment with the Company. For purposes of this Agreement, "Confidential Information" shall include the Company's products, services, processes, suppliers, customers, customers' account executives, financial, sales and distribution information, price lists, identity and list of actual and potential customers, trade secrets, technical information, business plans and strategies to the extent that such information has not been publicly disseminated by the Company, other than through a breach hereof. The Company shall have available to it all remedies, including, but not limited to suits for injunctive relief and/or damages, as a result of Employee's breach of confidentiality. This provision shall survive the termination of the employment relationship between the Company and the Employee.

     5.2 NON-SOLICITATION. Employee agrees that, so long as he or she is employed by the Company and for a period of one year after termination of his employment for any reason except involuntary termination without Cause, he or she shall not (a) directly or indirectly solicit, induce or attempt to solicit or induce any company employee to discontinue his or her employment with the Company, (b) usurp any opportunity of the Company that Employee became aware of during his tenure at the Company, or (c) directly or indirectly solicit or induce or attempt to influence any person or business that is an account, customer or client of the Company to restrict or cancel the business of any such account, customer or client with the Company.


6.  NON-COMPETITION

          So long as Employee is employed by the Company, and for a period of one (1) year after the Employee's termination, the Employee shall not, without the prior written consent of the Company's Board of Directors, either directly or indirectly engage in any business engaged in by the Company in the State of California. This section shall only apply in the limited situation of the Employee receiving his full and complete severance as stated in section 3.3(b) above.

     The term "directly" means the Employee is acting on his own or is acting as a consultant, employee, director, agent, representative or associate with or for any other person or entity.

     The term "indirectly" means the Employee is acting through any partnership, joint venture, corporation or other entity or person.


7.  REPRESENTATIONS AND COVENANTS OF EMPLOYEE & COMPANY

     7.1 BEST EFFORTS. In consideration of the payments to be made hereunder, Employee agrees to devote substantially his entire business time and attention to the performance of his duties hereunder, and to serve the Company diligently and to the best of his abilities. Notwithstanding the foregoing, Employee shall have the continuing right to (a) make passive investments in the securities of any publicly-owned corporation, (b) make any other passive investments with respect to which he is not obligated or required to, and does not in fact, devote any substantial managerial efforts that interfere with his fulfillment of his duties, and (c) serve as a director or consultant for other companies or entities.

     7.2 NO RESTRICTIONS. Employee represents that he is under no actual or alleged restriction, limitation or other prohibition (whether as a result of his prior employment or otherwise) to perform his duties as described herein.

     7.3 AUTHORITY. The individual signing this Agreement on behalf of the Company hereby represents and warrants that he has full authority to do so on behalf of the Company.


8.  MISCELLANEOUS

     8.1 NO WAIVER. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

     8.2 NOTICES. Any and all notices referred to herein shall be sufficiently furnished if in writing, and sent by registered or certified mail, postage prepaid, to the respective parties at the following addresses or such other address as either party may from time to time designate in writing:

To the Company:     SMTEK International, Inc.
 			  200 Science Drive
                    Moorpark, CA  93021-2003
                    Attention: Secretary



To Employee:        KIRK A. WALDRON
                    2066 Creekwood Street
                    Westlake Village, CA 91361

     8.3 ENTIRE AGREEMENT AND INTERPRETATION. This Agreement supersedes any and all prior written or oral agreements between Employee and the Company, and contains the entire understanding of the parties hereto with respect to the terms and conditions of Employee's employment with the Company. No provision of this document is to be interpreted for or against any party because that party or party's legal representative drafted it.

8.4 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws and decisions of the State of California.

8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which shall constitute one and the same instrument.

     8.6 AMENDMENT. This Agreement may not be modified, amended, altered or supplemented except by written agreement between Employee and the Company.

     8.7 ASSIGNMENT AND PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns; provided, however, Employee may not assign any of his rights or obligations hereunder. Further, the Company will not consolidate or merge into or with another corporation, or transfer all or substantially all of its assets to another corporation or entity or person, unless such shall assume and be able to satisfy all the duties and obligations of the Company under this Agreement.

     8.8 ATTORNEY'S FEES & COSTS. In the event an action in law or in equity is required to enforce or interpret the terms and conditions of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees and costs in addition to any other relief to which that party may be entitled.

     8.9  INTERPRETATION.   No provision of this document is to be
interpreted for or against any party because that party or party's legal representative drafted it.

     8.10 SEVERABILITY. In the event that any covenant, condition or other provision herein contained is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision herein contained. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such covenant, condition or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

     8.11. CAPTIONS/HEADINGS. The captions or headings in each section or sub-section are only for convenience purposes. Such captions or headings shall not be used to interpret the sections or sub-sections of this Agreement.

IN WITNESS HEREOF, THE PARTIES TO THIS AGREEMENT AGREE TO THE ABOVE AND BIND THEMSELVES ACCORDINGLY.

The "Company":

SMTEK International, Inc., a Delaware Corporation

  /s/ Oscar B. Marx
------------------------------------
By:   Oscar B. Marx III
Its:  Director

/s/ Kirk A. Waldron
------------------------------------
"Employee":  KIRK A. WALDRON